Page 1 of 2 © 2026 Ameriprise Financial, Inc. All rights reserved. PERFORMANCE CASH UNIT AWARD CERTIFICATE Congratulations on receiving an Ameriprise Financial Long-Term Incentive Award (your “Award”). Ameriprise Financial, Inc. (the “Company”) has granted you a Performance Cash Unit (“PCU”) Award. This PCU Award Certificate (this “Certificate”) is made as of the Grant Date between the Company and you, an employee of the Company or one of its subsidiaries. The Award is subject to the terms and conditions set forth in this Certificate, the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated April 26, 2023 (the “Plan”), the Ameriprise Financial, Inc. 2026 Global Long-Term Incentive Award Program Guide (the “LTIA Guide”), the Ameriprise Financial, Inc. Performance Cash Unit Supplement to the Global Long-Term Incentive Award Program Guide (the “Supplement”) and any Detrimental Conduct Agreement between the Company and you. The Plan, LTIA Guide, and Supplement are available in the Documents section of Shareworks. The LTIA Guide is also posted on Inside (Inside > Rewards > Long Term Incentive Award). All capitalized terms not defined in this Certificate shall have the meanings assigned to them in the Plan, the LTIA Guide or the Supplement. The details of the PCU Award are as follows: *Additional information regarding vesting is provided in the Plan, the LTIA Guide and the Supplement. Performance Matrix: [As determined per Award] Total Shareholder Return (TSR) Adjustment Matrix: [As determined per Award] The PCU Award provides for a cash payment to you no later than March 15, 2029, ranging from 0% to 150% of the Award Value (at Target), as shown in this Agreement, adjusted based on Company performance and the application of the Performance Matrix and TSR Adjustment Matrix above. The TSR Adjustment Matrix may add or subtract up to 25 percentage points from the Performance Matrix result, and the PCU Payout cannot exceed a maximum of 175% of the Award Value (at Target). For the Performance Matrix, the payout percentage will be interpolated for performance falling between the EPS and ROE goals shown above. The Compensation and Benefits Committee, in its sole discretion, will determine payout percentages below 50% based on performance assessment and other relevant factors. For the TSR Adjustment Matrix, the percentage point adjustment will be interpolated for percentiles between the 25th and 75th percentile. Except as otherwise provided in the Plan, the LTIA Guide, or the Supplement, this PCU Award is conditioned on your continuous employment with Ameriprise Financial through the date of payment. All terms and provisions of the Plan, the LTIA Guide, and the Supplement, as amended from time to time, are incorporated into and made part of this Award Agreement. Name: ###PARTICIPANT_NAME### Employee ID: ###EMPLOYEE_NUMBER### Grant Date: ###GRANT_DATE### Award Type: ###DICTIONARY_AWARD_NAME### Award Value (at Target): ###TARGET_GRANTED_QUANTITY### Grant Currency: ###GRANT_CURRENCY### Grant Name: ###GRANT_NAME### Performance Period: January 1, 2026, through December 31, 2028 Vest Date*: ###FIRST_VEST_DATE### Exhibit 10.40 A .. ~ menpnse~ Financial

Page 2 of 2 © 2026 Ameriprise Financial, Inc. All rights reserved. (a) I have received instructions on how to access the LTIA Guide and the Supplement, and I have reviewed those documents. I agree that the terms of the LTIA Guide and the Supplement apply to (1) outstanding Awards (as defined in the LTIA Guide) granted prior to January 1, 2026, and (2) Awards (as defined in the LTIA Guide) granted on or after January 1, 2026. (b) The granting of this Award is a one-time discretionary act and does not impose any obligation on the Company to continue my employment or to offer future awards of any amount or nature. (c) The continuation of the Plan is at the discretion of the Company and is subject to termination at any time. (d) The Company has taken steps to ensure the accuracy of this Certificate; however, it reserves the right to issue a corrected certificate in the event of a clerical or administrative error. (e) If any provision of this Certificate conflicts with the Plan, the LTIA Guide, or the Supplement, the terms of the Plan, the LTIA Guide, and the Supplement, as applicable, shall govern. (f) The Award may not be assigned, sold, pledged, hypothecated, transferred, or otherwise disposed of in any manner other than as provided in the Plan or the LTIA Guide, subject to rules adopted by the Committee from time to time. Acceptance I hereby accept the above terms and understand that if I fail to accept the Award within 45 days from the Grant Date, the Award will be subject to cancellation. ###REQUIRED_SIGNATURE### Required Signature ###ACCEPTANCE_DATE### By accepting the Award, I agree to the following: